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EXHIBIT 3.1

                    ARTICLES OF INCORPORATION
                               OF
                        SUMMIT SILVER, INC.

  	KNOW ALL MEN BY THESE PRESENTS That we, the undersigned, citizens of the United States. of America, each over the age of twenty-one years do hereby voluntarily associate ourselves together for the purpose of forming a domestic corporation under and by virtue of the laws of the State of Idaho, and we do hereby make, sign, acknowledge and files these Articles of Incorporation as follows:

                              ARTICLE I

  	The name of this corporation is, and shall be SUMMIT SILVER, INC.

                              ARTICLE II

  	The objects and purposes for which this Corporation is formed are as principals, agents, or otherwise, to do in any part of the world any and every of the things therein set forth or permitted by law to the same extent as natural persons might and could do. In furtherance and not in limitation of the general powers conferred by the laws of the State of Idaho, we do expressly provide that the Corporation shall have power;

  	(a) To purchase, sell, option, own, locate, lease or otherwise acquire, mortgage and dispose of lands, mines, mining claims and mineral rights;
to own, handle and control letters patent and inventions; to use and to own, enter, apply for patents for mines, mill sites, mills, water-rights, tunnels and rights of way; to work, prospect, explore, exploit and develop mines and mineral lands of every kind and nature and wherever the same may be situated, and to carry on every operation of the business of mining, lead, gold, silver and any and all other metals and minerals of every kind and character and to sell and dispose of the same and the by-products thereof, and to do everything that may be necessary or proper in the conduct of the business of working such mines and mineral lands and the production of ore s and to buy, sell, contract for, own, erect, and operate all mills, smelting and other ore reduction works, sawmills, machinery, roads, tramways, ditches, flumes, water rights, power plants of any and all kind use electricity for power and lighting purposes, and to file upon water rights for any and all purposes.

  	(b) To take, hold, lease, mortgage, own, purchase, or acquire by operation of the law or otherwise, real property or any interest therein or appurtenant thereto, including storerooms, sawmills, store buildings and any part thereof, or any interest therein, or to sell, lease, exchange, mortgage or hypothecate real estate or any interest therein and to engage in any and all undertakings and business necessary and proper to the improvement and betterment of any of the land or real property or interest therein


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or to be owned or otherwise acquired by said corporation, or in any other lands in which the said corporation may have any interest, and to handle and deal in any land, interest in land, or other property or interest therein, of said corporation in any manner it may desire.

  	(c) To enter into, make, perform and carry out any and all contracts or agreements or every kind, amount and character with any person, firm, association, corporation, Federal or State government or any political subdivision, or corporation or agency thereof.

  	(d) To purchase, own, sell, convey, mortgage, pledge, exchange, acquire by operation of law or otherwise, personal property of every kind and character, debts, dues and demands or causes of action, and each and every kind of personal property, evidence of debts, bonds, stocks of this and other Corporations, both public and private, which the Corporation may deem necessary and convenient for its business or otherwise.

  	(e) To borrow and lend money from and to any person, firm, corporation an association or federal or state government or any political subdivision, or corporation or agency thereof, and to make, take and execute notes, mortgages, bonds, deeds of trust, or other evidence of indebtedness to secure payment thereof, or by any other lawful manner or means, and to take and receive notes, bonds, mortgages, deeds of trust, or any evidence of indebtedness for the use and benefit of said corporation, or otherwise.

  	(f) To own, hold, lease, or sublet, or to conduct on its own account, or for any person, firm association, corporation, or federal or state government or any political subdivision, or corporation or agency thereof, all and every kind of merchandise, business or property necessary or proper to carry on an account of the business of said corporation.

  	(g) To build any and all necessary shops, buildings, storerooms boarding houses, sleeping quarters, sawmills and structures at any place proper and convenient to carry on any or all of the business of said Corporation.

  	(h) To do and perform every act and thing necessary to carry out the above enumerated purposes, or calculated directly or indirectly to the advancement of the interest of the corporation, or to the enhancement of the value of its stock, holdings and property of any kind or character.

                              ARTICLE III

  	The corporate existence of this corporation shall be perpetual.

                              ARTICLE IV

  	The location and post office address of the corporation's registered office in the State of Idaho shall be Wallace, Idaho. P. 0. Box 709.

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                               ARTICLE V

  	This company shall be capitalized for $5OO,000.00. The total authorized stock of this corporation shall be divided into 5,000,000 share, all of which shall be common stock with a par value of $.10 per share. Said shares shall be non-assessable and shall all be of the same class and every share of said stock shall be equal in all respects to every other of said shares

  	The said shares may be issued and sold from time to time by the corporation for such consideration and upon such terms as may, from time to time, be fixed by the Board of Directors without action by  the stockholders.

  	Notwithstanding the provisions of Section 30-120, Idaho Code, the Board of Directors of this corporation shall have power and authority from time to time to authorize the sale of, and to sell for cash or otherwise, all or any portion of the unissued and/or of the treasury stock of this corporation without said stock, or any thereof, being first offered to the shareholders of this corporation.

                             ARTICLE VI

  	The corporate powers of the corporation shall be vested in a Board of Directors of not less than three, and no more than seven members, who shall be elected annually by the shareholders, and who shall serve until the election and qualification of their successors. No person shall serve as a director of this corporation who is not a shareholder therein, Directors who are to serve for the first corporate year shall be selected by the incorporators. Unless otherwise determined by the shote of a majority of the outstanding shares of stock of the corporation and then entitled to vote or by writing or writings signed by a majority of such holders of stock which shall have the same force and effect as though such authorization, ratification or approval were made. by the stockholders; and no director or officer shall be liable to account to the corporation for any profits realized by him through any such transaction or contract of the corporation authorized, ratified or approved, as aforesaid, by reason of the fact that at he may be, or any firm of which he is a which he is a shareholders, officer or director, was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other mariner than permitted by law, or invalidate or made voidable may be executed only by a majority of the whole Board of Directors.

                                 ARTICLE IX

  	A director may be, or any firm of which he is a which he is a shareholders, officer or director, was interested in such transaction. Nothing in this paragraph contained shall create any liability in the events above mentioned, or prevent the authorization, ratification or approval of such contracts or transactions in any other mariner than permitted by  law, or invalidate or made voidablemay be executed only by a majority of the whole Board of
Directors.

                                 ARTICLE IX

  	A director or officer of the corporation shall not, in the absence of actual fraud, be disqualified by his office from dealing or contracting with the corporation, either as vendor, purchaser, or otherwise; and in the absence of actual fraud no transaction or contract of the corporation shall be void or voidable by reason of the fact that any director or officer, or firm of which any director or officer is a member, or any other corporation of which any director or officer is a shareholder, officer or director in such transaction or contract; provided, that such transaction or contract is, or shall be, authorized, ratified or approved (1) by a vote of a majority of a quorum of the Board of Directors, or of the Executive Committee if any,
counting for the purpose of determining the existence of such majority or quorum, any Director, when present, who is so interested, or who is a member of a firm so interested; or (2) at a stockholders' meeting by a vote of a majority of the outstanding shares of stock of the corporation, and that said corporation is non-productive and has no expectation of immediate production.

  	Furthermore affiant sayeth not.


                        							/s/ Dennis E. Wheeler


	Subscribed and sworn to before me this 24th day of December, 1968.



							/s/ Scott Hull
							Notary Public in and for the State of Idaho, Residing at Wallace, Idaho.